UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas 77024		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

                          Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2020, Group 1 Automotive, Inc. (the “Company”) entered into a Retention, Confidentiality and Non-Compete Agreement with Mr. Daniel McHenry (the “Retention Agreement”).  Mr. McHenry is the Company’s current Senior Vice President and Chief Financial Officer. The Retention Agreement contains certain compensation matters for Mr. McHenry, including potential severance benefits.  The agreement also sets forth certain confidentiality, non-disclosure and non-competition agreements between the Company and Mr. McHenry.

Upon the execution of the Retention Agreement, Mr. McHenry received a grant of 2,067 shares of restricted common stock pursuant to the terms of the Company’s 2014 Long Term Incentive Plan (the “LTIP”), which shall vest in installments over a five (5) year period. Future LTIP awards granted to Mr. McHenry shall be determined at the discretion of the Company. In the event that Mr. McHenry is terminated by the Company for Cause (as defined within the Retention Agreement), or Mr. McHenry violates certain restrictive covenants contained within the Retention Agreement during the vesting period of his applicable LTIP awards, Mr. McHenry shall forfeit any outstanding equity award held by him on the date of termination, and the Company shall have the right to demand repayment or forfeiture of any cash or equity award referenced within the Retention Agreement and realized during the twelve (12) month period prior to the termination event.

In the event of a “Qualifying Termination,” generally defined as a termination by the Company without Cause or due to Mr. McHenry’s death or disability, the Company shall pay to Mr. McHenry a cash payment equal to the average annual base salary Mr. McHenry received over the twenty-four (24) month period immediately preceding the date of the applicable termination (the “Severance Payment”). The Severance Payment will also be conditioned upon Mr. McHenry’s compliance with certain restrictive covenants within the Retention Agreement and upon Mr. McHenry’s execution of a general release in the Company’s favor.

The Retention Agreement contains standard provisions regarding the Company’s property and confidential information.  Mr. McHenry shall also be subject to non-competition and non-solicitation restrictions during and following his termination of employment with the Company and its affiliates, which shall extend for a period of one (1) year with respect to any specified restricted areas within the United Kingdom, and two (2) years with respect to any specified restricted areas within the United States.

The foregoing description of the Retention Agreement is qualified by reference to the full texts of the agreement, a copy of which is expected to be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Group 1 Automotive, Inc.

Date: August 25, 2020	By:	/s/ Darryl M. Burman
Name: Darryl M. Burman
Title: Sr. Vice President